UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As part of the Company’s continuing efforts to retain, motivate and provide incentives for its employees, particularly key employees, on June 27, 2005 the Compensation Committee of the Board of Directors of the Company awarded Restricted Stock Purchase Rights under the Company’s 1995 Stock Plan (as amended and restated), or Restricted Stock Units under the Company’s 1998 Stock Incentive Compensation Plan (as amended and restated), covering a total of approximately 1.5 million shares, to substantially all of the Company’s eligible employees (approximately 950 employees). Of the approximately 1.5 million shares, Restricted Stock Purchase Rights covering a total of 270,000 restricted shares were awarded to executive officers, exclusive of the Company’s Chief Executive Officer, who did not participate in this program.

The awards made to executive officers of the Company were subject to the acceptance by the executive of the terms contained in the form of agreement attached to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished with this report:

99.1	Form of Restricted Stock Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel
and Secretary

Date: June 27, 2005

Exhibit Index

99.1	Form of Restricted Stock Purchase Agreement